UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A

Little Rock, Arkansas, 72202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

As previously announced, on May 3, 2024, Uniti Group Inc., a Maryland corporation (“Uniti”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Windstream Holdings II, LLC, a Delaware limited liability company (“Windstream”), pursuant to which a subsidiary of Windstream Parent, Inc. (“New Uniti”) will merge with and into Uniti (the “Merger”), with Uniti surviving as a wholly owned subsidiary of New Uniti upon the closing of the Merger (the “Closing”).

On September 11, 2024, Windstream announced that it had commenced a consent solicitation (the “Consent Solicitation”) to approve amendments to the indenture (the “Indenture”) governing the 7.750% senior first lien notes due 2028 (the “Windstream Notes”) issued by Windstream Services, LLC, (“Services”), and Windstream Escrow Finance Corp., a subsidiary of Services.

The proposed amendments (the “Proposed Amendments”) to the Indenture will:

•	once approved and effective, add a definition of “Permitted Reorganization” that includes the expected potential structures for the Post-Closing Reorganization (as defined below), (ii) modify the “Mergers and Consolidations” covenant to expressly permit the Merger and the Post-Closing Reorganization, (iii) modify the “Limitation on Affiliate Transactions” covenant in the Indenture to permit the Merger and the Post-Closing Reorganization, (iv) modify the “Change of Control” provision in the Indenture to exclude the Merger and the Post-Closing Reorganization as a “Change of Control” and (v) include catch-all authorizations to the applicable agents and trustees to make other ministerial modifications necessary to implement the Proposed Amendments;

•	on and from the date of the Merger, allow for the option to apply push-down accounting for the effects of the Merger to Windstream’s financial statements without needing to provide reconciling adjustments; and

•	on and from the date of the Post-Closing Reorganization, if any, (i) modify the “Limitation on Indebtedness” and “Limitation on Liens” covenants in the Indenture (x) to permit indebtedness of Uniti outstanding as of the consummation of the Post-Closing Reorganization and to permit related liens securing any such indebtedness, (y) to permit borrowings under Uniti’s credit agreement and related liens, and (z) to conform the terms of these covenants to align with Uniti’s senior secured notes with respect to certain permitted dollar- and ratio-based baskets, (ii) modify the “Limitation on Restricted Payments” covenant and “Permitted Investments” definition in the Indenture (x) to allow for certain investments of Uniti in existence as of the consummation of the Post-Closing Reorganization and (y) to align the general Permitted Investment basket with the terms of the Uniti’s senior secured notes, (iii) modify the “Limitations on Restricted Payments” covenant to align the “builder” and “starter” baskets within the general permitted restricted payments calculation as well as related ratios, (iv) modify the “Guarantee and Collateral” provisions in the Indenture to provide that “Collateral” shall not include any assets that do not constitute “Collateral” under the agreements governing Uniti’s secured debt, including its credit agreement, and that no one who is not required to guarantee Uniti debt must guarantee such debt following the Post-Closing Reorganization, (v) with respect to the Windstream Notes, authorize the entry into the intercreditor agreement governing Uniti’s credit agreement and senior secured debt in lieu of the existing Windstream First Lien Intercreditor Agreement and the entry into security agreements in the form used under the documents governing such Uniti debt following the Post-Closing Reorganization, (vi) clarify that all subsidiaries designated as “Unrestricted Subsidiaries” under the agreements governing Uniti’s debt shall be deemed an Unrestricted Subsidiary automatically under the Indenture without treating such designation as an Investment (as defined in the Indenture), (vii) modify the threshold for Designated Non-Cash Consideration (as defined in the Indenture) within the Limitation on Sales of Assets and Subsidiary Stock Sale covenant to align with Uniti’s senior secured notes, and (viii) authorize entering into any additional security documents and/or making any conforming amendments to any existing security documents to the extent necessary or advisable in connection with the Post-Closing Reorganization.

The Proposed Amendments are being sought in connection with the Merger to allow for a reorganization transaction following consummation of the Merger (the “Post-Closing Reorganization”) that involves either (i) Windstream merging with and into Uniti and Services merging with and into a subsidiary of Uniti or (ii) any other transaction or series of transactions that results in Windstream or any guarantor of the Windstream Notes becoming an obligor under the agreements governing Uniti’s debt and any obligor under the agreements governing Uniti’s debt becoming an obligor under the Indenture, in each case as a result of which the obligors under the Indenture will be the same (after giving effect to the execution of any joinders, supplements and other instruments in connection therewith and any applicable grace periods relating thereto) as the obligors under the agreements governing Uniti’s debt. The Proposed Amendments are also being sought to make other related amendments to the Indenture that collectively are intended to allow for the portability of Windstream’s debt into a single silo capital structure with Uniti debt under a common parent following consummation of the Merger, including the modification of certain terms to align with the terms of the Uniti debt.

To become effective, the Proposed Amendments require receipt of consents from holders of at least a majority in principal amount of the outstanding Windstream Notes, excluding any Windstream Notes held by Windstream or any of its affiliates (the “Requisite Consents”). There can be no assurance that Windstream will receive the Requisite Consents to cause the Proposed Amendments to become effective.

Windstream may also seek amendments to Windstream’s existing credit agreement that are substantially similar to the Proposed Amendments. The Post-Closing Reorganization cannot be implemented under the current terms of Windstream’s credit agreement. The Consent Solicitation is not conditioned on any such amendments to Windstream’s credit agreement, and there can be no assurance that any such amendments will be consummated.

The Consent Solicitation is expected to expire on September 18, 2024, at 5:00p.m., unless extended or earlier terminated by Windstream. The implementation of the Proposed Amendments to the Indenture is not a condition to the closing of the Merger.

The information contained in this Current Report on Form 8-K (“this Report”) is being furnished concurrently with the disclosure of such information to holders of the Windstream Notes subject to the Consent Solicitation. This Report presents (i) the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2024 and the year ended December 31, 2023 and the unaudited pro forma condensed balance sheet as of June 30, 2024, furnished as Exhibit 99.1 to this Report; (ii) the unaudited historical condensed consolidated financial statements of Windstream as of and for the three and six months ended June 30, 2024 and 2023, and the related notes, furnished as Exhibit 99.2 to this Report; and (iii) Windstream’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the three and six months ended June 30, 2024 and 2023, furnished as Exhibit 99.3 to this Report.

The information contained within this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to this Report, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

No Offer or Solicitation

This communication and the information contained in it are provided for information purposes only and are not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to sell or solicitation of an offer to buy, or an invitation or recommendation to subscribe for, acquire or buy securities of Uniti, Windstream or New Uniti or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find It

In connection with the contemplated Merger, New Uniti has filed a registration statement on Form S-4 with the SEC that contains a proxy statement/prospectus and other documents, which has not yet become effective. Once effective, the Company will mail the proxy statement/prospectus contained in the Form S-4 to its stockholders. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents that may be filed with the SEC in connection with the Merger.

THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY, WINDSTREAM, NEW UNITI, THE MERGER AND RELATED MATTERS. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS AND SUCH DOCUMENTS, BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE MERGER. The proxy statement/prospectus, any amendments or supplements thereto and all other documents filed with the SEC in connection with the Merger will be available free of charge on the SEC’s website (at www.sec.gov). Copies of documents filed with the SEC by the Company will be made available free of charge on the Company's investor relations website (at https://investor.uniti.com/financial-information/sec-filings).

Participants in the Solicitation

Uniti, Windstream and their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Uniti’s stockholders in connection with the Merger. Information about Uniti’s directors and executive officers is set forth in the sections titled “Proposal No. 1 Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” included in Uniti’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 11, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1620280/000110465924046100/0001104659-24-046100-index.htm), the section titled “Directors, Executive Officers and Corporate Governance” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1620280/000162828024008054/unit-20231231.htm), and subsequent statements of beneficial ownership on file with the SEC and other filings made from time to time with the SEC. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Uniti stockholders in connection with the Merger, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus and other relevant materials filed by New Uniti with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined statements of income for the six months ended June 30, 2024 and the year ended December 31, 2023 and the unaudited pro forma condensed balance sheet as of June 30, 2024
99.2	Unaudited historical condensed consolidated financial statements of Windstream Holdings II, LLC as of and for the three and six months ended June 30, 2024 and 2023
99.3	Windstream Holdings II, LLC’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the three and six months ended June 30, 2024 and 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2024	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President - General Counsel and Secretary